                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /
--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [Section]240.14a-11(c) or [Section]
    240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              IONICS, INCORPORATED
                (Name of Registrant as Specified In Its Charter)

                              IONICS, INCORPORATED
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:
--------------------------------------------------------------------------------

                                     [LOGO]

                              IONICS, INCORPORATED
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 1996

To the Stockholders of
  Ionics, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Ionics, Incorporated, a Massachusetts corporation (the "Corporation" or the "Company"), will be held in the auditorium of The First National Bank of Boston Building, 100 Federal Street, Boston, Massachusetts 02110, on Thursday, May 2, 1996 at 2:00 P.M. for the following purposes:

        1. To elect four Class I Directors of the Corporation, each to serve for a three-year term or until a successor is elected or qualified.

        2. To approve certain amendments to the Corporation's 1986 Stock Option Plan for Non-Employee Directors, under which each non-employee director will receive an option for 2,000 shares (subject to adjustment for stock splits, stock dividends or other capital adjustments) upon initial election and for each year of service thereafter.

        3. To approve an amendment to the Corporation's 1979 Stock Option Plan to increase the number of shares available for issuance by 700,000 shares.

        4. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors for the fiscal year ending December 31, 1996.

        5. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 1996 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                            By Order of the Board of Directors


                                            STEPHEN KORN, CLERK
                                            Ionics, Incorporated
                                            65 Grove Street
                                            Watertown, Massachusetts 02172

March 29, 1996

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                              IONICS, INCORPORATED

                                65 GROVE STREET
                         WATERTOWN, MASSACHUSETTS 02172

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

                                 MARCH 29, 1996

     The Notice of the 1996 Annual Meeting of Stockholders of the Corporation is set forth on the preceding page and there is enclosed with this Proxy Statement a form of Proxy solicited by the Board of Directors of the Corporation. The cost of this solicitation will be borne by the Corporation. In addition to solicitation by mail, certain of the officers and employees of the Corporation also may solicit Proxies personally or by telephone or telegram. This Proxy Statement is being first sent to stockholders on or about March 30, 1996. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1995 (including audited financial statements of the Corporation) also accompanies this Proxy Statement.

     Only stockholders of record as of the close of business on March 15, 1996 (the "Record Date") are entitled to notice of and to vote at the 1996 Annual Meeting and/or any adjournment thereof. The outstanding stock of the Corporation on the Record Date entitled to vote consisted of 14,961,285 shares of common stock, $1 per share par value ("Common Stock"). The holders of the outstanding shares of Common Stock are entitled to one vote per share. Stockholders may vote in person or by proxy. Execution of a Proxy will not affect a stockholder's right to attend the meeting and vote in person. All shares represented by valid Proxies received by the Clerk of the Corporation prior to the meeting will be voted as specified in the Proxy: if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors in proposal 1; FOR the approval of the amendments to the 1986 Stock Option Plan for Non-Employee Directors in proposal 2; FOR the approval of the amendment to the 1979 Stock Option Plan in proposal 3; and FOR the ratification of the selection of an auditor in proposal 4. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by delivering to the Clerk of the Corporation a written revocation or a duly executed Proxy bearing a later date, or by attendance at the meeting and voting such shares in person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, but not "non-votes," are counted for purposes of determining the number of shares voting on a particular matter submitted to the stockholders for a vote. Neither abstentions nor "non-votes" are treated as having been voted for purposes of determining the approval of any such matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists as of the Record Date the number of shares of the Corporation's Common Stock beneficially owned by stockholders known by the Corporation to own more than five percent of such Common Stock outstanding at such date:

              NAME AND ADDRESS OF              AMOUNT AND NATURE OF      PERCENT OF
               BENEFICIAL OWNER                BENEFICIAL OWNERSHIP        CLASS
              -------------------              --------------------      ----------
      Denver Investment Advisors LLC               1,220,100(1)             8.2%
           1225 17th Street, 26th Floor
           Denver, Colorado 80202
      Wellington Management Company                  780,400(2)             5.2%
           75 State Street
           Boston, MA 02109

---------------

(1) Includes sole voting power as to 959,700 shares and sole dispositive power as to all 1,220,100 shares. Denver Investment Advisors LLC has no shared voting power as to any of these shares.

(2) Includes shared voting power as to 503,000 shares and shared dispositive power as to all 780,400 shares. Wellington Management Company has no sole voting or sole dispositive power as to any of these shares.

     The following table sets forth as of the Record Date the number of shares of Common Stock of the Corporation beneficially owned by each of the Directors
(including nominees), each of the executive officers named in the Summary
Compensation Table on page 12 of this Proxy Statement, and all Directors
(including nominees) and executive officers of the Company as a group (16 persons). Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

                                                                    AMOUNT AND NATURE       PERCENT OF
NAME OF BENEFICIAL OWNER                                         OF BENEFICIAL OWNERSHIP      CLASS
------------------------                                         -----------------------    ----------
Douglas R. Brown..............................................                  0               --
William L. Brown..............................................              9,000  (1)           *
Arnaud de Vitry d'Avaucourt...................................            175,500  (2)          1.2%
Lawrence E. Fouraker..........................................             15,900  (3)           *
Samuel A. Goldblith...........................................             12,250  (4)           *
Arthur L. Goldstein...........................................            513,396+ (5)          3.4%
Kachig Kachadurian............................................            241,974+ (6)          1.6%
William E. Katz...............................................            234,130+ (7)          1.6%
Robert B. Luick...............................................             13,700  (8)           *
Carl S. Sloane................................................              1,500  (9)           *
John J. Shields...............................................             12,480 (10)           *
Mark S. Wrighton..............................................              3,100 (11)           *
Allen S. Wyett................................................              9,150 (12)           *
Theodore G. Papastavros.......................................            117,789+(13)           *
Stephen Korn..................................................             43,266+(14)           *
Robert J. Halliday............................................             50,690+(15)           *
All Directors, Nominees, and Executive Officers as a Group
  (16 persons)................................................          1,453,825+(16)          9.2%

---------------

* Less than 1%.

+ If certain of the options owned by these executive officers are exercised, certain of the shares would be subject to repurchase in varying amounts if the individual's employment with the Company were to be terminated before specified dates.

 (1) Includes 7,000 shares subject to options, as to which Mr. Brown has the right to acquire beneficial ownership.

 (2) Includes 3,500 shares subject to options, as to which Mr. de Vitry d'Avaucourt has the right to acquire beneficial ownership. Another 162,000 shares, as to which Mr. de Vitry d'Avaucourt shares dispositive power, are held by a financial institution in a fiduciary capacity for the benefit of Mr. de Vitry d'Avaucourt's wife. Such number excludes 341,926 shares held in a trust of which Mr. de Vitry d'Avaucourt's wife is the principal beneficial owner, and also excludes an additional 524,000 shares held in a separate trust, of which Mr. de Vitry d'Avaucourt is the principal indirect beneficiary. Mr. de Vitry d'Avaucourt disclaims beneficial ownership of such 865,926 shares.

 (3) Does not include 600 shares owned by members of Mr. Fouraker's immediate family, as to which Mr. Fouraker disclaims beneficial ownership.

 (4) Includes 11,500 shares subject to options, as to which Mr. Goldblith has the right to acquire beneficial ownership.

 (5) Includes 302,000 shares subject to options, as to which Mr. Goldstein has the right to acquire beneficial ownership. Includes beneficial ownership of 11,192 shares held in the Ionics Section 401(k) Plan for the account of Mr. Goldstein. Does not include 6,800 shares held by members of Mr. Goldstein's immediate family, as to which Mr. Goldstein disclaims beneficial ownership.

 (6) Includes 173,500 shares subject to options, as to which Mr. Kachadurian has the right to acquire beneficial ownership. Includes beneficial ownership of 5,113 shares held in the Ionics Section 401(k) Plan for the account of Mr. Kachadurian. Includes 1,000 shares held by a member of his immediate family, as to which Mr. Kachadurian disclaims beneficial ownership.

 (7) Includes 117,126 shares subject to options, as to which Mr. Katz has the right to acquire beneficial ownership. Does not include 10,400 shares held by members of Mr. Katz's immediate family, as to which Mr. Katz disclaims beneficial ownership.

 (8) Includes 3,500 shares subject to options, as to which Mr. Luick has the right to acquire beneficial ownership. Does not include 740 shares held by members of Mr. Luick's immediate family, as to which Mr. Luick disclaims beneficial ownership.

 (9) Includes 1,000 shares subject to options, as to which Mr. Sloane has the right to acquire beneficial ownership.

(10) Includes 7,500 shares subject to options, as to which Mr. Shields has the right to acquire beneficial ownership.

(11) Includes 3,000 shares subject to options, as to which Mr. Wrighton has the right to acquire beneficial ownership.

(12) Includes 7,000 shares subject to options, as to which Mr. Wyett has the right to acquire beneficial ownership. Does not include 1,000 shares held by a member of Mr. Wyett's immediate family, as to which Mr. Wyett disclaims beneficial ownership.

(13) Includes 69,500 shares subject to options, as to which Mr. Papastavros has the right to acquire beneficial ownership. Includes beneficial ownership of 895 shares in the Ionics Section 401(k) Plan for the account of Mr. Papastavros.

(14) Includes 41,800 shares subject to options, as to which Mr. Korn has the right to acquire beneficial ownership. Includes beneficial ownership of 243 shares in the Ionics Section 401(k) Plan for the account of Mr. Korn.

(15) Includes 49,000 shares subject to options, as to which Mr. Halliday has the right to acquire beneficial ownership. Includes beneficial ownership of 467 shares in the Ionics Section 401(k) Plan for the account of Mr. Halliday.

(16) Assumes exercise of stock options held by the group for all 796,926 shares and that such shares are outstanding.

     The information provided in the above footnotes concerning beneficial ownership in the Ionics 401(k) Plan is derived from a Plan statement as of December 31, 1995.

                     EXPLANATION OF AGENDA FOR THE MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS.

     The Corporation has a Board of Directors consisting of four Class I Directors, four Class II Directors and four Class III Directors. The Class I, Class II and Class III Directors currently in office will serve until the Annual Meeting of stockholders to be held in 1996, 1997 and 1998, respectively, and until their respective successors are duly elected and qualified (or until the Director's earlier resignation or removal). At each annual meeting of stockholders, Directors are elected for a full term of three years to succeed those whose terms are expiring.

     It is the intention of the persons authorized by the enclosed Proxy, which is solicited by the Board of Directors, to nominate and elect the persons named in the table below as Class I Directors. Messrs. Goldblith, Goldstein and Sloane currently serve as Class I Directors. Lawrence E. Fouraker, who currently serves as a Class I Director and has served as a Director of the Corporation since
1986, is not standing for reelection. The Board of Directors has proposed the nomination of Douglas R. Brown for election at the 1996 Annual Meeting to fill the vacancy to be created by the retirement of Mr. Fouraker. To be elected, each nominee must receive the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock represented in person or by Proxy at the Annual Meeting and entitled to vote. The following table shows, for each nominee, his principal occupation since January 1, 1991 and present positions with the Corporation, period of past service as a Director of the Corporation, age on March 1, 1996, and directorships of other public companies (i.e., companies subject to the reporting requirements of the Securities Exchange Act of 1934 or registered as investment companies under the Investment Company Act of 1940):

                                      PRINCIPAL OCCUPATIONS
                                     (SINCE JANUARY 1, 1991),
                                      PRESENT POSITIONS WITH                   PERIOD
                                         THE CORPORATION                      OF PAST
                                        AND DIRECTORSHIPS                   SERVICE AS A
         NAME AND AGE               OF OTHER PUBLIC COMPANIES                 DIRECTOR
         ------------               -------------------------               ------------
                   Directors whose Terms Expire in 1996 (Class I Directors)

Douglas R. Brown                President and Chief Executive         (Mr. Brown is a nominee
(41)                            Officer, Advent International           for election for the
                                Corp. (registered investment           first time at the 1996
                                advisor) (since January 1, 1996);         Annual Meeting)
                                Chief Investment Officer, Advent
                                International Corp. (1995); Chief
                                Executive Officer, Advent
                                International plc (1990-1994);
                                Director, Advent International
                                Corp. and Aspen Technology Corp.
                                (computer software)

                                      PRINCIPAL OCCUPATIONS
                                     (SINCE JANUARY 1, 1991),
                                      PRESENT POSITIONS WITH                   PERIOD
                                         THE CORPORATION                      OF PAST
                                        AND DIRECTORSHIPS                   SERVICE AS A
         NAME AND AGE               OF OTHER PUBLIC COMPANIES                 DIRECTOR
         ------------               -------------------------               ------------
Samuel A. Goldblith             Professor Emeritus, Massachusetts           1980 to date
(76)*+#                         Institute of Technology, and
                                consultant since 1990

Arthur L. Goldstein             President and Chief Executive               1971 to date
(60)+                           Officer of the Company (since
                                prior to 1991); Chairman of the
                                Board of the Company since May
                                1990; Director, Cabot Corporation
                                (specialty chemicals manufacturing
                                and energy products); Unitrode
                                Corporation (manufacture and sale
                                of electronic components); and
                                State Street Boston Corporation
                                (bank holding company) and State
                                Street Bank and Trust Company

Carl S. Sloane                  Professor of Business                  February 1995 to date
(59)*#                          Administration, Harvard Graduate
                                School of Business Administration
                                (since September 1991); President
                                and Chief Executive Officer,
                                Mercer Management Consulting
                                (January - September 1991)

---------------

* Member of Audit Committee

+ Member of Executive Committee

# Member of Compensation Committee

     The following table contains similar information about the Class II and Class III Directors of the Company, whose terms of office do not expire at the 1996 Annual Meeting and who consequently are not nominees for election in 1996:

                                      PRINCIPAL OCCUPATIONS
                                     (SINCE JANUARY 1, 1991),
                                      PRESENT POSITIONS WITH                   PERIOD
                                         THE CORPORATION                      OF PAST
                                        AND DIRECTORSHIPS                   SERVICE AS A
         NAME AND AGE               OF OTHER PUBLIC COMPANIES                 DIRECTOR
         ------------               -------------------------               ------------
                  Directors whose Terms Expire in 1997 (Class II Directors)

Arnaud de Vitry d'Avaucourt     Engineering consultant; Director,           1964 to date
(69)*#                          Digital Equipment Corporation
                                (computer systems)

Kachig Kachadurian              Executive Vice President of the             1986 to date
(46)                            Company (since May 1994);
                                previously Senior Vice President
                                and Vice President of the Company

William E. Katz                 Executive Vice President of the             1961 to date
(71)                            Company

Mark S. Wrighton                Chancellor and Professor,              November 1993 to date
(46)*#                          Washington University, St. Louis,
                                Missouri (since July 1995);
                                previously Professor of Chemistry,
                                Massachusetts Institute of
                                Technology; Director, Helix
                                Technology Corporation (cryogenic
                                and vacuum technology products)
                                and OIS Optical Imaging Systems,
                                Inc. (active matrix liquid crystal
                                display products)

                  Directors whose Terms Expire in 1998 (Class III Directors)

William L. Brown                Retired Chairman of the Board, The        May 1991 to date
(74)*#                          First National Bank of Boston;
                                Director, Stone and Webster,
                                Incorporated (professional
                                engineering, construction and
                                consulting services); Standex
                                International Corporation
                                (diversified manufacturing and
                                marketing); and North American
                                Mortgage Company; Trustee, Bradley
                                Real Estate Trust

---------------

* Member of Audit Committee

# Member of Compensation Committee

                                      PRINCIPAL OCCUPATIONS
                                     (SINCE JANUARY 1, 1991),
                                      PRESENT POSITIONS WITH                   PERIOD
                                         THE CORPORATION                      OF PAST
                                        AND DIRECTORSHIPS                   SERVICE AS A
         NAME AND AGE               OF OTHER PUBLIC COMPANIES                 DIRECTOR
         ------------               -------------------------               ------------

Robert B. Luick                 Of Counsel, Sullivan & Worcester,          1948 to 1968;
  (84)                          Attorneys (since 1992); prior to            1971 to date
                                1992, partner, Sullivan &
                                Worcester; Assistant Clerk of the
                                Corporation (since prior to 1991)

John J. Shields                 President and Chief Executive               1988 to date
(57)*#                          Officer, King's Point Holdings
                                Incorporated (diversified business
                                information, technology
                                instrumentation and cranberry
                                cultivation); President and Chief
                                Executive Officer, Computervision
                                Corporation (January 1991 - April
                                1993)

Allen S. Wyett                  President, Wyett Consulting Group,     February 1992 to date
(62)*#                          Inc. (since 1990)

---------------

* Member of Audit Committee

# Member of Compensation Committee

     Mr. Luick is of counsel to the law firm of Sullivan & Worcester, which provides legal services to the Corporation from time to time.

     In addition to the Executive Committee of the Board of Directors, which did not meet during the year, the Corporation has an Audit Committee, of which Mr. de Vitry d'Avaucourt is Chairman, and a Compensation Committee, of which Mr. Fouraker served as Chairman. There is no standing nominating committee of the Board. The Audit Committee meets with management and with the Corporation's independent auditors at least once a year to review financial results and procedures, internal financial controls, audit plans and recommendations. The Compensation Committee reviews and establishes the remuneration to be paid to the executive officers of the Corporation, reviews the remuneration to be paid other officers, and acts as the administrator of the Corporation's stock option and restricted stock plans.

     During 1995, the Board of Directors held four meetings. The Audit Committee met twice and the Compensation Committee met three times. Except for Mr. Fouraker, each Director attended 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such Director served.

     If, at the time of the Annual Meeting, any of the above-named nominees are unable to serve, a circumstance which is not anticipated, and if the enclosed Proxy confers discretionary authority, the persons named in the Proxy will either vote for such substitute nominees as may be designated by the Board of Directors or will vote for a reduction in the number of Directors, as determined by the Board.

PROPOSAL 2.  APPROVAL OF AMENDMENTS TO THE 1986 STOCK OPTION PLAN FOR
             NON-EMPLOYEE DIRECTORS.

     Under the Corporation's 1986 Stock Option Plan for Non-Employee Directors ("1986 Plan"), which is administered by the Corporation's Board of Directors, each person who is not an employee of the Corporation or any of its subsidiaries, and who is elected a Director of the Corporation, is entitled to receive an option to purchase 1,000 shares of Common Stock upon his initial election, an option to acquire 1,000 additional shares immediately upon completion of each of such Director's next four successive years in office, and an option to acquire 500 additional shares immediately upon completion of such Director's sixth through tenth successive years in office. In 1995, options for a total of 6,500 shares were issued under the 1986 Plan with an exercise price of $27.50 per share.

     Although the Company's two-for-one stock split by way of 100% stock dividend (distributed on January 6, 1995) provided an adjustment with respect to outstanding stock options under the 1986 Plan, and resulted in an increase in the maximum number of shares available for issuance under the 1986 Plan from 100,000 to 200,000, the terms of the 1986 Plan did not permit the number of shares underlying options to be issued after future successive years in office to be adjusted to take the stock split into effect. To permit future automatic grants to Directors at the completion of additional successive years in office to give effect to the stock split (and any future actions that might be taken by the Company that would affect its outstanding stock), the Board of Directors on August 22, 1995 adopted the following amendments to the 1986 Plan, subject to the approval of the stockholders:

          (1) The number of shares underlying each option to be granted under the 1986 Plan was increased to 2,000, and the 1986 Plan was further amended to provide that each non-employee Director will receive an option grant for 2,000 shares upon his initial election as a Director and upon completion of each successive year in office, irrespective of the number of years such individual has served as a Director.

          (2) A provision was added to the 1986 Plan so that any future stock split, stock dividend or other capital adjustment made by the Corporation would automatically result in corresponding adjustments in the number and kind of shares as to which outstanding options and options to be issued in the future under the 1986 Plan will be exercisable.

     The Board of Directors believes that is equitable to amend the 1986 Plan to give future effect to the two-for-one stock split enacted in 1995, and to any future capital adjustments. In addition, the Board of Directors believes that the continued growth and profitability of the Corporation depends in part upon the ability of the Corporation to attract and retain as members of its Board of Directors knowledgable persons of broad business experience and professional expertise who have no employment relationship with the Corporation. This goal will be enhanced if an option grant is available upon the completion of each year of service as a Director. Accordingly, the Board of Directors believes it to be in the best interests of the Corporation and its stockholders to approve these amendments to the 1986 Plan in order to provide further incentive for such Directors to continue in service to the Corporation through an additional opportunity for ownership of its capital stock.

     The Board of Directors unanimously recommends that you vote FOR the proposal to approve the amendments to the 1986 Plan. Approval of the amendments requires the affirmative vote of a majority of the issued and outstanding Common Stock represented at the meeting in person or by Proxy at the 1996 Annual Meeting.

PROPOSAL 3.  APPROVAL OF AMENDMENT TO THE 1979 STOCK OPTION PLAN TO INCREASE THE
             NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 700,000 SHARES.

     Description of 1979 Plan

     Under the 1979 Stock Option Plan (the "1979 Plan"), the Corporation may grant options to acquire its Common Stock to officers and other key employees of the Corporation and its subsidiaries. As of December 31, 1995, a total of 90,758 of the 2,910,000 shares (post-split) previously reserved for issuance under the 1979 Plan remain available for future grants of options or pursuant to the earn-out of performance units ("Performance Units"). Approximately 220 employees, including officers of the Corporation and its subsidiaries, are presently eligible to participate in the 1979 Plan. During 1995 options for a total of 3,000 shares were issued under the 1979 Plan with an exercise price of $27.25 per share.

     Under the terms of the 1979 Plan, the grantees, the number of shares covered by each option, the exercise price of each non-qualified option (which may not be less than $1.00 per share) and the duration of options (which may not exceed ten years plus one day from the date of grant) are determined by the 1979 Plan's administrator, the Compensation Committee of the Board of Directors (the "Committee"). Only non-qualified options may now be granted under the 1979 Plan. Options may be exercised not only with cash, but also with Common Stock of the Corporation. The Committee usually provides that the option is made immediately exercisable in full, and that the Corporation has the right to repurchase a decreasing portion of any shares purchased upon exercise during the five years following the date of grant in the event the grantee either leaves the Company or attempts to sell his shares during such period. In any event, the option may not be transferred by the grantee, and it may be exercised only while the grantee is an employee of the Corporation or of a subsidiary, or within 30 days after termination of his employment, or by an individual's estate for a period of 90 days after his death. The termination date of the 1979 Plan is February 15, 1999.

     There are no federal income tax consequences to an option holder when a non-qualified option is granted. Upon exercise of a non-qualified option, the option holder recognizes taxable compensation in an amount equal to the fair market value of the stock on the date of exercise minus the exercise price, and the Corporation is allowed a corresponding compensation deduction. When the option holder sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the option holder as ordinary compensation income). If the option holder's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss. If the Corporation has the right to repurchase the shares acquired under a non-qualified option, the taxable events in connection with the exercise of the option are postponed until the Corporation's repurchase rights expire.

     In addition to stock options, the Committee may award Performance Units under the 1979 Plan from time to time as it deems appropriate. A performance unit plan permits an employee to be awarded cash, stock options on Common Stock, or some combination thereof, contingent upon the Corporation achieving certain performance goals. The Committee has broad discretion to determine the nature of the performance objectives, which will be based upon a specific dollar amount of growth or on a percentage rate of improvement in such factors as the Corporation's (or a subsidiary's) earnings per share, income, return on equity, or such other measures related to the growth or improvement of the Corporation or its subsidiaries as the Committee determines. The Committee will also determine the length of the period in which the stipulated performance is to be achieved (the "Award Period"), whether and to what extent the performance objectives have been attained, as well as the value of the Performance Units earned. The Committee may establish a stated value for each Performance Unit. If an employee ceases employment because of disability or death prior to the end of an Award Period, any Performance Units he or she might ultimately have earned will be paid at the end of the Award Period, as determined by the Committee. Upon termination of employment for any other reason, Performance Units and all of an employee's rights associated therewith will terminate, unless the Committee in its discretion determines otherwise. The Committee has not yet granted any Performance Units under the 1979 Plan.

     In general, for tax purposes, a participant will include in his or her income the fair market value of a Performance Unit award when the award is paid out to the participant. The amount of ordinary income recognized by the participant is deductible by the Company. For financial statement purposes, the grant of Performance Units will give rise to an employee compensation cost to be charged to the operations of the Company. Such cost will be equal to the cash amount or the fair market value of the number of shares or options to be awarded at the end of the Award Period, less any payment required to be made by the recipient

(e.g., the exercise price in the event the Performance Units are to be paid out in options), should the performance conditions be met.

     The Board of Directors may at any time terminate the 1979 Plan, or amend it, except with respect to certain matters which require the approval of the Corporation's stockholders. No options or Performance Units may be granted under the 1979 Plan after its termination.

     Proposed Amendment

     On February 22, 1996, the Corporation's Board of Directors amended the 1979 Plan, subject to the approval of the stockholders of the Corporation at the 1996 Annual Meeting, to increase the number of shares available for issuance upon exercise of options or pursuant to the pay-out of Performance Units by 700,000 shares, representing approximately 4.7% of the Corporation's outstanding stock.

     The Board of Directors has taken such action, subject to stockholder approval, to provide for the availability of additional shares in connection with future grants of stock options and/or Performance Units, based upon its belief that stock options and Performance Units are desirable and effective employment incentives for the retention of key employees, as well as to attract additional key employees to the Corporation.

     The Board of Directors unanimously recommends that you vote FOR the proposal to approve the amendment to the 1979 Plan to increase by 700,000 shares the number of shares of Common Stock available under the 1979 Plan. Under the terms of the 1979 Plan, the increase in the number of shares of Common Stock available for issuance under the 1979 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, or 7,480,643 shares.

PROPOSAL 4.  SELECTION OF AN AUDITOR.

     It is proposed that the stockholders select an independent auditor for the Corporation for the current fiscal year, which ends December 31, 1996. The persons named in the Proxy intends to vote in favor of selecting Coopers & Lybrand L.L.P. unless otherwise directed in the Proxy. The firm became auditors for the Corporation in 1974.

     Although the Corporation is not required to submit the selection of its auditor to a vote of stockholders, the Board of Directors of the Corporation believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of Coopers & Lybrand L.L.P., the Board will consider the vote and the reasons therefor in future recommendations on the selection of an auditor for the Corporation.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from stockholders who are present at the meeting.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides summary information concerning compensation paid or accrued by the Company to, or on behalf of, the Company's Chief
Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1995) for the fiscal years ended December 31, 1993, 1994 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                             AWARDS
                                                                    ------------------------
                                                                    RESTRICTED   SECURITIES      ALL OTHER
                                             ANNUAL COMPENSATION      STOCK      UNDERLYING   COMPENSATION(3)
        NAME AND                             --------------------     AWARDS    OPTIONS/SARS  ---------------
   PRINCIPAL POSITION                 YEAR   SALARY($)   BONUS($)     ($)(1)       (#)(2)           ($)
   ------------------                 ----   ---------   --------   ----------  ------------  ---------------
Arthur L. Goldstein.................  1995    376,250    224,800         --              0         4,500
  Chairman of the Board,              1994    296,250     80,000      133,307      100,000         3,000
  President and Chief                 1993    282,500          0         --        100,000         3,233
  Executive Officer

Kachig Kachadurian..................  1995    220,000    104,500         --              0         4,500
  Executive                           1994    201,250     63,000       70,278       60,000         3,931
  Vice President                      1993    190,000          0         --         45,000         3,262

William E. Katz.....................  1995    206,750    120,720         --              0             0
  Executive                           1994    199,250     63,000       43,654       30,000             0
  Vice President                      1993    190,000          0         --         45,000             0

Theodore G. Papastavros.............  1995    152,000     70,250        --               0         4,560
  Vice President,                     1994    143,000     25,000       41,638       20,000           941
  Strategic Planning                  1993    136,250          0        --          20,000           393
  and Treasurer

Stephen Korn........................  1995    152,000     70,250        --               0         1,848
  Vice President, General             1994    143,000     20,000       33,327       20,000           469
  Counsel and Clerk                   1993    136,250          0        --          14,000           157

---------------

(1) Awards under the Corporation's 1994 Restricted Stock Plan, approved by the Stockholders at the 1995 Annual Meeting, issued in May 1995 for fiscal 1994. Represents award of 4,892 shares to Mr. Goldstein, 2,579 shares to Mr. Kachadurian, 1,602 shares to Mr. Katz, 1,528 shares to Mr. Papastavros and 1,223 shares to Mr. Korn, and constitutes the total restricted stock holdings of such persons. The year-end value of such holdings (based on the closing price of the Company's Common Stock as reported on the New York Stock Exchange on December 29, 1995) was $212,802, $112,186, $69,687,
    $66,468 and $53,200, respectively. Shares vest in 20% annual increments over the five successive 12-month periods following the date of the restricted stock award. During the period that the share restrictions apply, each recipient has the rights of a stockholder of the Company generally, including the right to receive any dividends distributed.

(2) See Note 1 to table included under "Stock Option Exercises."

                                       12

(3) Matching contributions by the Corporation to officers' accounts in the Ionics Section 401(k) Plan, available to all employees after an eligibility period. Employees may elect to contribute to the Plan from 1% to 12% of the amount that they would otherwise receive as cash compensation, and the contributed amounts, subject to certain limitations, are not subject to current federal income taxes. Amounts contributed to the Plan are invested at the direction of the employee in shares of the Company's Common Stock or in shares of one or more of four mutual funds. The Company contributes to the Plan, for the individual accounts of the participants in the Plan, an amount equal to 50% of the amount each participant has elected to invest, up to 6% of compensation, in Common Stock of the Company. Matching amounts are invested entirely in the Company's Common Stock. The contributions by the Company for any one calendar year cannot exceed an aggregate maximum amount fixed from time to time by the Board of Directors.

STOCK OPTION GRANTS

    No stock option grants were made to the listed executive officers in 1995.


STOCK OPTION EXERCISES

     The following table provides information, with respect to the executive officers listed in the Summary Compensation Table, concerning the exercise of options during, and holdings of unexercised options at the end of, 1995.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1995
                   AND FISCAL YEAR-END OPTION/SAR VALUES (1)

                                (I)            (II)            (III)                (IV)
                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING     VALUE OF UNEXERCISED
                               SHARES                       UNEXERCISED        IN-THE-MONEY
                            ACQUIRED ON        VALUE       OPTIONS/SARS      OPTIONS/SARS AT
                              EXERCISE      REALIZED(2)      AT FISCAL     FISCAL YEAR-ENDED(2)
           NAME                 (#)             ($)          YEAR-END              ($)
           ----             ------------   -------------   -------------   --------------------
Arthur L. Goldstein.......       --              --           302,000            7,213,250
Kachig Kachadurian........     10,000         344,500         173,500            4,197,563
William E. Katz...........       --              --           133,126            3,293,860
Theodore G. Papastavros...      8,000         312,000          69,500            1,726,188
Stephen Korn..............      1,000          33,000          41,800              905,400

---------------

(1) All options were granted under the Company's 1979 Stock Option Plan, and each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. The options have a duration of ten years and one day, and are immediately exercisable, subject to the Company's right to repurchase a decreasing proportion of any shares purchased upon exercise during the first five years from the date of grant in the event the employee leaves the Company or desires to sell the shares. Such repurchase rights in the Company terminate in the event of a merger, consolidation or sale of all the assets by the Company, or in the event another entity, person or group acquires 30% or more of the outstanding voting shares of the Company. Options may not be transferred by an option holder (other than by the laws of descent or distribution), may be exercised only while the holder is an employee of the Company or a subsidiary, or within 30 days after termination of employment, or by the holder's estate for a period of 90 days after his death. The Company has issued no SARs (stock appreciation rights).

                                       13

(2) Calculated as the difference between the closing price of the Company's Common Stock, as reported on the date of option exercise (or the sales price on such date if the individual sold on the exercise date) and the exercise price of the option(s) (Column II), and as the difference between the closing price of the Company's Common Stock, as reported on December 29, 1995 ($43.50 per share), and the exercise price of the option(s), multiplied by the number of shares underlying the options (Column IV).

PENSION PLAN

     Employees of the Company and its domestic divisions and subsidiaries
(except for employees of the Fabricated Products Group, based in Bridgeville, Pennsylvania, who participate in a defined contribution pension plan) may at their election participate in the Company's defined benefit retirement plan
("Retirement Plan") after attaining age 21 and completing one year of service.
No benefits vest under the Retirement Plan until an employee has five years of participation, at which time the employee becomes 100% vested. An employee must contribute at least 1% of base salary in order to accrue benefits under the Retirement Plan. The benefits payable upon retirement vary with the years of service and level of compensation while participating in the Retirement Plan.
Upon retirement, participants also receive the total of their own contributions to the Retirement Plan plus the earnings thereon. The following table shows the estimated annual Company-provided pension benefits payable to an executive officer or other participant at normal retirement age (age 65) in the Retirement
Plan.

                               PENSION PLAN TABLE
                           (ESTIMATED ANNUAL BENEFITS
                         FOR YEARS OF CREDITED SERVICE
                                 INDICATED (1))

BASE SALARY AT
RETIREMENT DATE                                   15         20         25         30         35
---------------                                   --         --         --         --         --
$ 50,000....................................   $ 7,065    $ 9,153    $11,240    $13,328    $15,416
  75,000....................................    10,796     14,051     17,306     20,561     23,817
 100,000....................................    14,526     18,949     23,372     27,795     32,218
 125,000....................................    18,257     23,847     29,438     35,028     40,618
 150,000....................................    21,987     28,745     35,503     42,261     49,019
 175,000....................................    25,145     33,070     40,996     48,922     56,847
 200,000....................................    27,660     36,754     45,847     54,940     64,033
 225,000....................................    27,729     36,857     45,984     55,112     64,239
 250,000....................................    30,386     38,864     47,341     55,818     64,296
 275,000....................................    32,952     42,302     51,652     61,002     70,352
 300,000....................................    34,592     44,814     55,037     65,259     75,481
 325,000....................................    35,802     46,897     57,992     69,087     80,182
 350,000....................................    36,770     48,738     60,705     72,673     84,640
 375,000....................................    37,056     49,308     61,561     73,813     86,066
 400,000....................................    37,056     49,308     61,561     73,813     86,066

---------------

(1) Effective January 1, 1994, under Internal Revenue Code Section 401(a)(17), no more than $150,000 of cash compensation may be taken into account in calculating benefits under the Retirement Plan.

     Under the terms of the Retirement Plan, only the amount shown as "Salary" in the Summary Compensation Table is covered under "Base Salary" above. The fixed monthly retirement benefit of an officer retiring at normal retirement age (assuming payment is made on a life annuity basis) is determined by the following formula: (i) for years prior to January 1, 1989 -- one half of one percent of the first $550 of base monthly salary as of January 1, 1990, plus one and one-quarter percent (1.25%) of the balance of base monthly salary as of that date, that sum being multiplied by the number of prior years of service; plus (ii) for calendar year 1989, one and one-quarter percent (1.25%) of base monthly salary as of January 1, 1990; plus (iii) for each year after December 31, 1989 -- one and one-quarter percent (1.25%) of base monthly salary as of January 1st of that year. Fixed retirement benefits are not subject to deduction for Social Security benefits or other benefits received by officers.

     Executive officers named in the Summary Compensation Table have been credited with the following years of service, and would receive the following estimated annual benefit at normal retirement age (65): Mr. Goldstein, 35.6 years, $85,447; Mr. Kachadurian, 15 years, $61,948; Mr. Katz, 46.4 years, $53,600; Mr. Papastavros, 39.2 years, $60,949; and Mr. Korn, 6.3 years, $37,108.

     On February 22, 1996, the Company's Board of Directors adopted a Supplemental Executive Retirement Plan for officers and key employees of the Company ("SERP"). The purpose of the SERP is to permit officers and other key employees whose Base Salary exceeds $150,000 in any year to accrue retirement benefits on Base Salary in excess of $150,000 equivalent to the benefits that would have been accrued under the Retirement Plan if Base Salary levels over $150,000 could be taken into account in calculating benefits under that Plan. The SERP will be administered by the Compensation Committee of the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors appoints each year from among its members a Compensation Committee (the "Committee"). The Committee, which currently consists of eight non-employee directors (all of whom are "disinterested persons" under Rule 16b-3 of the Securities Exchange Act of 1934), is responsible for reviewing and establishing the compensation of the executive officers of the Company, and for authorizing grants under the Company's 1979 Stock Option Plan and 1994 Restricted Stock Plan. The Committee has furnished this report concerning compensation of executive officers for the fiscal year ended December 31, 1995.

     The compensation program for executive officers involves consideration of cash compensation, the granting of options to acquire the Company's Common Stock, and the granting of restricted stock under the recently adopted 1994 Restricted Stock Plan.

     Cash Compensation

     Cash compensation of executive officers is structured to include base salary and, based on the achievement of performance objectives, a cash bonus. The Company determines base salary levels of executive officers by comparison to other companies engaged in its industry, represented by those in the "peer group" Index set forth in this Proxy Statement, or in similar industries, subject to an evaluation of comparative overall performance of the companies. Salary levels for executive officers are usually established in the early part of the fiscal year for that fiscal year.

     The policy of the Company is to pay cash bonuses based on the achievement of specified corporate, business unit and individual performance objectives. The cash bonuses listed in the Summary Compensation Table earned by executive officers in 1994 and 1995, as well as by other senior officers, were earned under the Company's Managerial Bonus Program. The Managerial Bonus Program considers both quantitative and qualitative performance. Quantitative performance focuses upon two measurements: earnings before interest and taxes
(EBIT) achieved by the business unit(s) for which the executive officer has major responsibility or involvement, and EBIT return on the average capital employed by such business unit(s) during the year. Qualitative performance focuses primarily on the degree to which the officer has participated in and contributed to the achievement of specified individual, divisional, departmental or corporate non-financial objectives. With the adoption of the 1994 Restricted Stock Plan, the Committee, after consideration of management's recommendations, may elect to utilize restricted stock to fill a portion of any cash award that might be payable under the Managerial Bonus Program, or may otherwise make discretionary restricted stock awards. In 1995, a portion of the awards due under the Company's Managerial Bonus Program for 1994 was filled by restricted stock grants.

     Budgeted amounts for EBIT and EBIT return on average capital employed are established for each business unit early in each fiscal year. At the same time, a corresponding cash bonus target is established for each executive officer based upon the budgets of the business unit(s) for which the officer has major managerial responsibility or involvement. The cash bonus actually awarded, determined early in the next fiscal year by the Committee, depends on the extent to which the actual performance of the business unit(s) for which the officer has responsibility or involvement meets or exceeds the budgeted amounts, and upon the degree of success in achieving the qualitative objectives.

     The Committee may make discretionary bonus awards in appropriate circumstances wherein an executive officer might merit a bonus based on other considerations.

     The base salary of Mr. Goldstein, the Company's Chief Executive Officer, was established by the Committee in August 1995, and reflected an increase of $147,500 effective July 1, 1995. In considering Mr. Goldstein's base salary, the Compensation Committee compared it to that paid by peer companies and companies in similar industries. In doing so, the Committee reviewed on a comparative basis a) the Company's multi-year record of continuous improvement in financial results including record revenues, net income, earnings per share and year-ending backlog; b) improvement in return on equity; c) improvement in stockholder value; and d) Mr. Goldstein's leadership in the development of the Company's business and new products.

     Based on the Company's record performance in 1995, and in consideration of such performance in the context of the Company's Managerial Bonus Program discussed above, the Compensation Committee approved bonuses as provided for under such program to Mr. Goldstein and other executive officers and key employees on February 22, 1996. Under the terms of the program, Mr. Goldstein was entitled to a bonus of $224,800.

     Stock Options

     The Committee believes that stock options are an appropriate mechanism to provide senior management with a long-term incentive to strive for the continued growth and success of the Company. The Company's stock option policy, established by the Committee, is to recognize employee leadership and significant contribution to the Corporation, regardless of the employee's level. The Committee also believes that ownership of the Company's stock by management promotes the enhancement of shareholder value by creating a greater community of interest among shareholders and management. For these reasons, the Committee has used in the past, and expects to use in the future, the Company's 1979 Stock Option Plan as an element of its executive compensation program. The size of stock option grants is based on evaluation of a recipient's performance, salary level and number of options held as a result of prior grants. No stock option grants were made in 1995 to Mr. Goldstein or any of the other executive officers.

     Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain types of performance-based compensation, such as that available under the Company's 1979 Stock Option Plan and 1994 Restricted Stock Plan, will not be subject to the deduction limit if certain requirements set forth in Section 162(m) are met. The Company believes that its compensation awards to executive officers arising out of the 1979 Stock Option Plan and 1994 Restricted Stock Plan comply with the requirements of Section 162(m).

                                            Respectfully submitted by the
                                            Compensation Committee
                                              Lawrence E. Fouraker (Chairman)
                                              William L. Brown
                                              Arnaud de Vitry d'Avaucourt
                                              Samuel A. Goldblith
                                              John J. Shields
                                              Carl S. Sloane
                                              Mark S. Wrighton
                                              Allen S. Wyett

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission (the "Commission") requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the five-year period from December 31, 1990 to December 31, 1995, to the Standard & Poors ("S&P") 500 Stock Index and to a "peer group" index over the same period. The "peer group" index consists of the common stock of Calgon Carbon Corporation, Osmonics, Inc., Pall Corporation and United States Filter Corporation. These corporations are involved in various aspects of the water treatment or liquids separations businesses. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1990, and that any cash dividends paid by any constituent company (none have been paid by the Company) were reinvested in the same security.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                   IONICS, INCORPORATED, S&P 500 INDEX AND
                  "PEER GROUP" INDEX OF COMPARABLE COMPANIES

                                   [GRAPH]

  MEASUREMENT PERIOD
(FISCAL YEAR COVERED)        IONICS, INC.      S&P 500        PEER GROUP
1990                            $100.00         $100.00         $100.00
1991                            $157.89         $130.34         $148.19
1992                            $238.16         $140.25         $143.89
1993                            $174.12         $154.32         $128.96
1994                            $220.18         $158.42         $127.66
1995                            $305.26         $214.99         $184.99

DIRECTOR COMPENSATION

     Through the first half of 1995, each Director who is not an employee of the Company received an annual retainer of $8,000, plus a fee of $1,000 for each regular Board meeting attended. In August 1995, the annual retainer was adjusted to $10,000. In addition, commencing in the second half of 1995, non-employee Directors also receive a fee of $500 (except for the Committee Chairman, who receives a fee of $1,000) for each meeting of a Committee of the Board they attend, if held on the same day as a Board meeting, or $1,000 per meeting if held on a day on which the Board does not meet.

     Under the Company's 1986 Stock Option Plan for Non-Employee Directors ("1986 Plan"), subject to the approval by the stockholders of certain amendments to the 1986 Plan at the 1996 Annual Meeting (see Proposal 2), each person who is not an employee of the Company or any of its subsidiaries and who is elected a Director of the Company is entitled to receive an option for 2,000 shares of Common Stock upon his initial election, and an option to acquire 2,000 additional shares immediately upon completion of each of his next successive years in office. Options granted under the 1986 Plan have an exercise price equal to the fair market value on the date of grant, do not become exercisable until the expiration of six months from the date of grant, and thereafter may be exercised only during certain "window" periods. Options granted under the 1986 Plan expire ten years after the date of grant, and terminate 30 days after the holder ceases to be a Director, or 90 days following a Director's death.

                             STOCKHOLDER PROPOSALS

     The Corporation's 1997 Annual Meeting is presently expected to be held on May 1, 1997. Proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received no later than November 24, 1996, for inclusion in the Corporation's proxy statement and proxy for that meeting, except that if the date of the 1997 Annual Meeting is changed by more than 30 calendar days from the presently expected date, the Corporation must receive such proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

                                 OTHER MATTERS

     As of this time, the Board of Directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed Proxy, the persons named in the Proxy will vote the Proxy in accordance with their best judgment as to such matters.

                                            By Order of the Board of Directors

                                            STEPHEN KORN, Clerk

Watertown, Massachusetts
March 29, 1996

                              IONICS, INCORPORATED

                             1979 Stock Option Plan
                             ----------------------
                      As Amended through February 22, 1996
                      ------------------------------------

1.      Purposes of Plan.
        -----------------

        This 1979 Stock Option Plan (hereinafter called the "Plan") of Ionics, Incorporated (hereinafter called the "Company") is intended to advance the interests of the Company (and its subsidiaries) by providing a means whereby key employees of the Company, that is, those who are largely responsible for its management and its technical and business success, and are expected to continue in this role, may be offered incentives in addition to the other incentives which they may hold, such as pensions, etc.

2.      Definitions.
       ------------

        2.1 "Subsidiaries" or "Subsidiary" shall mean a corporation, partnership or other entity whose controlling stock or other ownership interest is owned directly or indirectly by the Company.

        2.2 A "key employee" shall mean an employee of the Company or of any of its Subsidiaries who is engaged in an important executive, administrative or technical function who is classified by the Administrators of the Plan as such within the purposes of the Plan.

3.      Effective Date and Duration.
        ----------------------------

        The Plan will become effective immediately upon its adoption by the Board of Directors of the Company, subject, however, to approval by the holders of a majority of the outstanding shares of its capital stock having voting rights present at the meeting when the matter was acted upon. The Plan shall remain in effect until the close of business on February 15, 1999 (the "Termination Date").

4.      Stock Subject to the Plan.
        --------------------------

     Subject to adjustment as provided hereinbelow, the total aggregate number of shares of Common Stock, One Dollar ($1) per share par value (hereinafter "Common Stock"), of the Company which are to be issued and delivered upon exercise of options granted pursuant to this Plan (hereinafter called the "Options" and each singly an "Option") or pursuant to the earn out of Performance Units under this Plan, shall not exceed 3,610,000 shares of said Common Stock. Such shares may either be authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and held as treasury shares. In the event that any Options granted under the Plan shall be surrendered to the Company or shall terminate, lapse or expire for any reason without having been exercised in full, the shares not purchased under such Options shall be available again for the purposes of issuance pursuant to the Plan.

        In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares, or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in stock, corresponding adjustments as determined by the Board of Directors in their sole discretion to be appropriate shall forthwith be made in the Option price and in the number and kind of shares for the purchase of which Options may theretofore or thereafter be granted under the Plan; provided, however, the aggregate total Option price of Options then outstanding and unexercised shall not be changed thereby.

5.      Administration of the Plan.
        ---------------------------

        The Plan shall be administered by the Board of Directors of the Company or such committee composed of its Directors as may be delegated this duty and function by resolution of the Board of Directors (said Board or said Committee, as the case may be, being hereinafter referred to as the "Administrators"). The Administrators shall be comprised of, to the extent required by applicable regulations under Section 162(m) of the Code, two or more outside Directors as defined in applicable regulations thereunder and, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision, disinterested Directors. A majority of the Administrators acting upon a particular matter shall have no personal interest in the Option or matter with which they are concerned.

        Subject to the express provisions of the Plan, the Administrators acting by a majority of their number at a meeting or by written consent shall have plenary authority in their discretion to grant Options under the Plan, and in relation thereto to determine from time to time those officers or employees of the Company or of its Subsidiaries who are to receive Options, the number of shares to be optioned to each, the Option price (which shall not be less than the par value of the stock subject to the Option) and the terms and conditions upon which the Options are to be granted, which need not be identical; including, without limitation, requirements that an exercise of the Option may be conditioned in whole or in part upon duration of the optionee's employment, his attainment of specified performance criteria, his refraining from competitive activities and other conditions. Options may be granted at any time prior to termination of the Plan and the Options granted may extend beyond the Termination Date.

        Subject to the express provisions of the Plan, the Administrators may
(1) construe the respective stock Option agreements and the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for administering the Plan, and (2) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock Option agreement and in the manner and to the extent they shall deem expedient to carry it into effect and (3) constitute and appoint a person or persons selected by them to execute and deliver in the name and on behalf of the Administrators all such agreements, instruments and other documents (including without limitation of the generality of the foregoing documents evidencing amendments of individual stock Options and other actions delegated to the Administrators by the votes of the Board of Directors adopted at their meeting on February 18, 1982, relating to "incentive stock options").

        The Administrators shall have the authority in their discretion to determine from time to time those officers or employees of the Company or of its Subsidiaries who are eligible to receive Performance Units, as hereinafter defined. In connection therewith the Administrators shall have the authority to prescribe the number of Performance Units to be granted to any key employee and all terms thereof and to adopt, amend and rescind rules and regulations for the administration of Performance Units.

6.      Persons to whom Options and Performance Units may be Granted.
        -------------------------------------------------------------

        Only persons who are officers of, or who are "key employees" of the Company or any of its Subsidiaries, and who accept an Option or Performance Unit granted hereunder, as the case may be, and subject to all of the terms and conditions of this Plan, may be granted any Options or Performance Units under this Plan. During any one-year period, no individual shall be granted Options and/or Performance Units which could result in the issuance to such individual of more than 100,000 shares of Common Stock.

7.      The Option Price.
        -----------------

        The price payable upon exercise of an Option granted hereunder (the "Option Price") shall be an amount as specified by the Administrators which shall not be less than the par value of the stock which is subject to the Option and which shall be paid upon exercise of the Option (1) in cash, (2) with shares of the Company of the same class as the shares issuable upon exercise of the Option, previously acquired by the optionee and having an aggregate fair market value equal to the aggregate Option Price payable, or (3) in any combination of cash and of such shares so valued. In the event such shares are delivered to pay all or a portion of the Option Price -

        (a) such shares shall be valued at the closing price for such stock on the American Stock Exchange or other exchanges or markets where such shares are primarily traded, as reported on the date of such delivery of the shares, and

        (b) a number of the shares being issued upon exercise of the Option which is equal to the number of shares of such stock delivered in payment of the Option Price shall be issued free from repurchase rights of the Company under said Plan or stock Option agreement evidencing the Option.

8.      The Duration of the Options.
        ----------------------------

        The duration of the Options granted hereunder shall be as determined by the Administrators but shall not exceed a period of ten years from the date of grant. Notwithstanding the preceding sentence, the duration of Options not designated as Incentive Stock Options pursuant to Section 17 may be a period of ten years and one day from the date of grant.

9.      Nontransferability of Options.
        ------------------------------

        No Option granted under the Plan shall be encumbered, assigned, or otherwise transferred, and an Option may be exercised during the lifetime of the Optionee only by such person, and the stock Option agreement covering the Option shares shall so provide.

10.     Exercise of Options.
        --------------------

        The exercise, in whole or in part, of any Option granted under the Plan shall be :

        (a) subject to compliance of all conditions or restrictions stated in Section 11 of this Plan or imposed at the time the Option is granted, and

        (b) exercisable only by the employee to whom granted and while he remains in the employment of the Company or any of its Subsidiaries, except that -

              (1) if the employee holding the Option ceases to remain in such employment for any reason other than his or her voluntary termination or his or her being terminated by the Company (or its Subsidiary employing said employee) because of his malfeasance, violation of this or any other agreement with the Company (or its employing Subsidiary), or other like justifiable cause, the employee shall have the right within thirty (30) days after said termination to exercise the Option to the extent it would have been exercisable by the employee immediately before the employee's termination, and

              (2) if the employee holding the Option shall die while in said employment or within said 30-day period after its termination as described in sub-paragraph (1) above, the Option, to the extent exercisable by said employee at the time of his death, may be exercised within ninety (90) days after his death by the executor or administrator of the employee's estate.

        Options shall be exercised in each instance by the person entitled to exercise them by giving written notice of exercise to the Company (to its Treasurer) substantially in the form of Exhibit A annexed hereto and tendering payment of the entire Option Price payable.

        Unless the shares deliverable upon exercise of Options are registered or qualified for public sale by an effective Registration Statement of the Company under the Securities Act of 1933, as amended (or any superseding law) and are registered or qualified for sale under all applicable state securities laws, the person to whom the stock is issued and delivered hereunder shall confirm to the Company that the recipient is purchasing the shares for investment and not with a view to effecting any distribution or resale of the shares.

        In no instance may an Option be exercised for less than one full share of the stock.

11.     Restrictions Applicable to Stock Issued and Delivered Under the Plan.
        ---------------------------------------------------------------------

        11.1 The Company may elect in granting an Option to include a provision that during the period of five years from the date of grant of the Option, the Company shall have the right to repurchase stock acquired by exercise of the Option, at a price payable in cash equal to the price which the Company received upon its issuance, to the following extent

              If the Repurchase right           Portion of the Shares
              arises prior to                   Subject to Repurchase
              -----------------------           ---------------------

              the end of first year                      All

              the end of the second year        the excess of 20% of the
                                                Option shares held

              the end of the third year         the excess of 40% of the
                                                Option shares held

              the end of the fourth year        the excess of 60% of the
                                                Option shares held

              the end of the fifth year         the excess of 80% of the
                                                Option shares held

              After the fifth year of                     None
                holding

              and upon the following events:

        (a) if the employee issued the Option shall cease to be an employee of the Company or of any of its Subsidiaries because of the employee's voluntary termination of said employment or his being terminated therefrom because of his malfeasance, violation of this or any other agreement with the Company or said Subsidiary for like justifiable cause, and/or

        (b) before the participant may sell or transfer the stock in any manner, whether voluntarily, by action of law or otherwise.

              Said right of the Company to repurchase the stock may be exercised by the Company at any time within thirty (30) days after it has notice of any such event. At the closing of said purchase (which shall be held on the fifth business day following the Company's delivery of written notice to the holder that the Company has elected to so purchase the shares) the Company shall pay the purchase price to the holder against its receipt of delivery of the stock certificates representing the stock being purchased, duly endorsed or with duly executed stock powers to effect transfer of the stock to the Company. If the Company doers not elect to exercise said repurchase right within said period, the holder shall be free to sell or transfer the stock free of such restriction, but unless said stock has been registered or qualified for public sale under an effective Registration Statement or other authorization under the Securities Act of 1933, as amended (or under any superseding law) and qualified for public sale under any applicable state securities laws, the holder shall not so sell or transfer without prior written notice to the Company and furnishing to the Company an opinion of legal counsel or of said regulatory authority, satisfactory to the Company, that no such registration or qualification of the stock is required in the circumstances.

        11.2 Each stock certificate representing stock issued upon exercise of an Option hereunder shall bear such legend referring to these restrictions as the Company may require, and it shall not transfer ownership of such stock on its records except upon compliance with these restrictions.

12.     Stock Option Agreement Required.
        --------------------------------

        Each stock Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the employee granted the Option, to be in such form as the Administrators in granting the Option shall determine, provided that said Stock Option Agreement shall in any event include an undertaking on the part of the Employee to whom the Option is granted (the "Optionee") that in consideration for the grant of such Option, the Optionee will not at any time during his employment by the Company or by any of its Subsidiaries (as defined in the Plan) or within two (2) years following the date of termination of said employment, without the written consent of the Company, directly or indirectly, accept employment from, or engage in any work or activities as an employee, officer, Director, agent, consultant, partner, proprietor or principal stockholder for any other corporation, person or entity which is substantially competitive to the business in which the Company or its Subsidiaries are then engaged.

13.     Effect of the Option.
        ---------------------

        The grant of an Option under the Plan shall not entitle the Optionee to have or claim any rights of a stockholder of the Company (whether as to dividends, voting rights or otherwise).

        Neither the grant of an Option nor the making of any Stock Option Agreement under this Plan shall confirm upon the Optionee any right with respect to continuation of his or her employment nor shall it affect or restrict the right of the Company, any Subsidiary of it, or any assuming Company, or any successor of either of them employing the Optionee to terminate such employment at any time.

14.     Termination, Suspension, Amendment or Modification of the Plan.
        ---------------------------------------------------------------

        The Board of Directors of the Company may at any time amend, alter, suspend or terminate the Plan provided that:

        (a) No change shall be made which, in the judgment of its Board of Directors, will have a material adverse effect upon any Option previously granted under this Plan unless the consent of the Optionee is obtained in writing.

        (b) Without the approval by the holders of a majority of the outstanding shares of its capital stock having voting rights,

              (1) the maximum number of shares reserved for issuance upon the exercise of Options under the Plan may not be changed; and

              (2) the classes of employees to whom Options may be granted under the Plan may not be changed.

15.     Merger, Consolidation or Sale of the Entire Business of the Company.
        --------------------------------------------------------------------

        If, prior to the expiration of the Plan, or the period of restriction during which the Company may have or may obtain rights to repurchase stock issued hereunder pursuant to Section 11 of the Plan, the Company shall merge with, consolidate in or with, or sell all or substantially all of its assets and business to another corporation or entity (other than a company or entity which continues under the control of the same persons who were the stockholders or owners of the Company immediately prior to the event), all Options then outstanding shall become subject to exercise in full and all of said repurchase rights of the Company shall terminate as of the effective date of said transaction.

16.     Optionee Shall Comply with Applicable Laws and Regulations upon
        ---------------------------------------------------------------
        Exercise.
        ---------

        Upon exercise of any Option granted hereunder, the person exercising the Option shall file any and all reports if any, required of such person under the Securities Exchange Act of 1934, as amended, or otherwise.

17.     Incentive Stock Options.
        ------------------------

        The special terms and conditions of this Section 17 shall apply to Stock Options granted hereunder which meet any of the following requirements ("Incentive Stock Options"):

              (a) Options considered under the Internal Revenue Code to have been granted on or after January 1, 1981, and before August 14, 1981, as to which the Optionee consents in writing to the application of this Section 17; and

              (b) Options granted on or after August 14, 1981, and before February 18, 1982, which the Administrators designate in the Stock Option Agreement as Incentive Stock Options, and as to which the Optionee consents in writing to the application of this Section 17; and

              (c) Options granted on or after February 18, 1982, which the Administrators designate in the Stock Option Agreement as Incentive Stock Options.

        The following special terms and conditions (in all of which, any reference to the date of grant of a Stock Option shall mean the date on which the Stock Option is considered to have been granted under Sections 421 through 425 of the Internal Revenue Code and the regulations issued thereunder) shall apply to all Incentive Stock Options:

        17.1 OPTION PRICE. The Option Price shall be not less than the fair market value of the stock covered by the Option, determined as of the date of grant of the Option.

        17.2 PRIOR OUTSTANDING OPTION. No Incentive Stock Option may be exercised while there remains outstanding, within the meaning of
              Section 422A(c)(7) of the Internal Revenue Code, any other Incentive Stock Option which was granted at an earlier date to the Optionee to purchase stock in this Corporation or in any other corporation which is on the date of grant of the later Option either a parent or subsidiary corporation of this Corporation, or a predecessor corporation of any of such corporations. The Stock Option Agreement for every Incentive Stock Option shall include a provision to this effect. The two preceding sentences shall have no application to any Incentive Stock Option granted after December 31, 1986.

        17.3 NO FURTHER GRANTS. No Option granted after February 15, 1989, shall be designated an Incentive Stock Option.

        17.4 TEN PERCENT STOCKHOLDER. If any Optionee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner (as determined under Section 424(d) of the Internal Revenue Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of this Corporation or any of its subsidiaries, then the following special provisions shall be applicable to the Option granted to such individual:

              (i) The Option Price per share of stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of stock on the date of grant; and

              (ii) The Option shall not have a term in excess of five (5) years from the date of grant.

        Except as modified by the preceding provisions of this Section 17, all the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

18. SPECIAL BONUS GRANTS. The Administrators may, but shall not be required to, grant in connection with any Option which is not designated an Incentive Stock Option a special bonus in cash in an amount not to exceed the combined federal and state income tax liability incurred by the Option holder as a consequence of his acquisition of stock pursuant to the exercise of the Option, and payment of the bonus; payable, at the discretion of the Administrators, in whole or in part to federal and state taxing authorities for the benefit of the Option holder at such time or times as withholding payments of such income tax may be required, and the remainder, if any, to be paid in cash to the Optionee at the time or times at which he is required to make payment of such tax. In the event that an Option with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee in accordance with Section 10, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable to or for the benefit of the Optionee had he survived to the date of exercise. A special bonus may be granted simultaneously with a related Option, or granted separately with respect to an outstanding Option granted at an earlier date. In the case of an Optionee who is an officer or a director of the Company, an Option with respect to which a special bonus is granted may be exercised:

        (a) no earlier than six months after the date on which the bonus is granted; provided, however, that this limitation shall not apply in the event that the Optionee dies or becomes disabled before the expiration of six months after the date on which the bonus is granted; and

        (b)   only within one of the following:

              (i) a period beginning on the third business day and ending on the twelfth business day following the release for publication by the Company of a quarterly or annual summary statement of its sales and earnings; or

              (ii) a period beginning on the first day and ending on the thirtieth day following the date of approval by the stockholders of the Company of (x) any consolidation or merger of the Company in which the Company does not survive as an independent, publicly owned corporation, or pursuant to which shares of Common Stock would be converted into cash, securities, or other property (other than a merger in which the holders of Common Stock immediately before the merger have the same proportionate ownership of common stock of the surviving corporation after the merger), or (y) a transfer of all or substantially all of the assets of the Company (other than a transfer to a subsidiary corporation controlled by the Company), or (z) the liquidation or dissolution of the Company; or

              (iii) a period beginning on the first day and ending on the thirtieth day following (x) the acquisition of beneficial ownership of thirty percent (30%) or more of the outstanding voting shares of the Company, whether in one transaction or a series of transactions, by another corporation, entity or person or group of corporations, entities or persons theretofore beneficially owning less than thirty percent (30%) of such shares, or (y) the first purchase of shares pursuant to a tender or exchange offer (other than one made by the Company) for voting shares of the Company or securities convertible into voting shares, after which offer the offeror, if successful, will become the beneficial owner of at least 30% of the outstanding voting shares of the Company.

        For purposes of this Section 18, the income tax liability incurred by the Option holder shall be calculated as described in the attached appendix

A, as of the date on which an amount is includible in the Option holder's income pursuant to Section 83 of the Internal Revenue Code of 1986 as a consequence of his acquisition of stock pursuant to the exercise of an Option. The fair market value of the Option stock shall be its closing price on the American Stock Exchange or other exchanges or markets where such shares are permanently traded, for the date in question, and the tax rate applicable to an Option holder shall be the single rate or the highest graduated rate (exclusive of surtax) applied to earned income by a relevant taxing jurisdiction.

19. PERFORMANCE UNITS. All Performance Units granted under the Plan shall be on the following terms and conditions (and such other terms and conditions that the Administrators may establish which are consistent with the Plan):

        (a) A Performance Unit is defined as the right of a key employee who has been granted the same to receive cash and/or Common Stock and/or Options conditioned upon and measured by the attainment of financial goals set by the Administrators. Performance Units granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions, not inconsistent with the Plan, as the Administrators may approve.

        (b) The Administrators shall determine the number of Performance Units to be granted to each key employee selected for an award and may establish a stated value (the "Stated Value") of each Performance Unit.

        (c) Payment of Performance Units shall be made by the Company to the extent that such Performance Units are earned out by attainment of the performance objectives set for such Performance Units by the Administrators pursuant to subsection
              (d) below. Such payment may be in the form of the grant of Options, or, if made in cash or shares of Common Stock, shall have a value equal to the dollar value of the Performance Units earned out. Subject to the provisions of Section 5, payment of the amounts to which participants are entitled to be paid in respect of Performance Units as provided above shall be made in cash, shares of Common Stock or Options, or in some combination thereof, as the Administrators may determine. The Administrators, in their sole discretion, may defer distribution of one-half of the amount of the payment for a period up to twelve months following the date in which the decision as to entitlement to payment is made.

        (d) The award period ("Award Period") in respect of any Performance Units shall be a period set by the Administrators. At the time each grant of Performance Units is made, the Administrators shall establish performance objectives to be attained within the Award Period as a condition of such Performance Units being earned out. The performance objectives shall be based on a specific dollar amount of growth or on a percentage rate of improvement in such elements as the Company's (or a subsidiary's) earnings per share, income, return on equity or such other measures related to growth or improvement of the Company (or its Subsidiaries) as the

Administrators shall determine. The Administrators shall determine whether the performance objectives in respect of an Award Period have been attained, as well as the value of the Performance Units consequently earned out.

        (e) In the event that recipient of a grant of Performance Units ceases to be a key employee prior to the end of the Award Period by reason of disability or death, his Performance Units if ultimately earned out shall be payable at the end of the Award Period in proportion to the active service of the key employee during the Award Period, as determined by the Committee. Upon any other termination of employment, Performance Units and all rights associated therewith shall terminate unless the Administrators in their discretion shall determine otherwise. For purposes of this subsection, the term "disability" means disability as defined in any disability program maintained by the Company or a subsidiary.

        (f) Performance Units may not be transferred otherwise than by will or the laws of descent.

        (g) If, as a result of any change in accounting principles or practices or the method of their application or in any tax or other laws or regulations, the earnings per share or other established criteria of the Company or its Subsidiaries as reported in the Company's annual report to stockholders differs materially from the earnings per share or other such criteria which would have been reported absent such change, the Administrators may, in their discretion, equitably adjust the reported earnings per share or other such criteria used in determining the attainment of any performance objectives previously established by the Administrators as a condition of earning out Performance Units.

        (h) In the event of a stock dividend or other transaction described in the last paragraph of Section 4, the Administrators may make appropriate adjustments in performance objectives, such as earnings per share, for outstanding Performance Units. In the event of a merger, consolidation, acquisition or liquidation described in the Section 15, all outstanding Performance Units and all rights relating thereto shall terminate, except as otherwise determined by the Administrators.

        (i) No payments will be made with respect to Performance Units unless arrangements satisfactory to the Administrators are made for any federal income tax withholding or other withholding required.

        (j) Unless Shares deliverable upon earn out of Performance Units are registered or qualified for public sale by an effective Registration Statement of the Company under the Securities Act of 1933, as amended (or any superseding law) and are registered or qualified for sale under all applicable state securities laws, the person to whom the Common Stock is delivered shall confirm to the Company that such recipient is purchasing the Shares for investment and not with a view to effecting any distribution or resale of the Shares.

                              IONICS, INCORPORATED

                             1986 STOCK OPTION PLAN
                             ----------------------
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------
                      (As amended through August 22, 1995)
                      ------------------------------------


1.      Purpose of Plan.
        ----------------

        This 1986 Stock Option Plan for Non-Employee Directors (hereinafter called the "Plan") of Ionics, Incorporated (hereinafter called the "Company") is intended to advance the interests of the Company by providing a means of attracting capable and qualified persons to serve as independent Directors, and encouraging such persons to continue to serve as Directors, through ownership of Common Stock of the Company.

2.      Definitions.
        ------------

        2.1 "Optionee" shall mean a person to whom a stock option has been granted under the Plan.

        2.2 "Subsidiary" shall mean a corporation, partnership or other entity whose controlling stock or other ownership interest is owned directly or indirectly by the Company.

3.      Effective Date.
       ---------------

        The Plan will become effective immediately upon its adoption by the Board of Directors of the Company, subject, however, to approval by the holders of a majority of the outstanding shares of its capital stock having voting rights and present at the meeting when the matter is acted upon.

4.      Stock Subject to the Plan.
        --------------------------

        Subject to adjustment as provided hereinbelow, the total number of shares of Common Stock, one dollar ($1.00) per share par value (hereinafter "Common Stock"), of the Company for which options may be granted pursuant to the Plan (hereinafter called the "Options" and each singly an "Option") shall not exceed 200,000 shares in the aggregate. Such shares may either be authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company and held as treasury shares. In the event that any Options granted under the Plan shall be surrendered to the Company or shall terminate, lapse or expire for any reason without having been exercised in full, the shares not purchased under such Options shall be available again for the purpose of issuance pursuant to the Plan.

        Each eligible Director shall be granted an Option to acquire 2,000 shares of Common Stock as provided in Section 6, subject to adjustment as provided hereinbelow, for each year of service as a Director of the Company.

        In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares, or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in stock, corresponding adjustments (as determined by the Board of Directors in their sole discretion to be appropriate) shall be made in the number and kind of shares as to which outstanding Options (or portions thereof then unexercised) and Options to be issued in the future pursuant to the terms of this Plan shall be exercisable, such that the proportionate interest of each Optionee shall be maintained as before the occurrence of such event. Such adjustments in outstanding Options shall be made without change in the aggregate total option price of Option then outstanding and unexercised, but with a corresponding adjustment in the option price per share.

5.      Administration of the Plan.
        ---------------------------

        The Plan shall be administered by the Board of Directors of the Company or such committee composed of its Directors as may be delegated this duty and function by resolution of the Board of Directors (said Board or said Committee, as the case may be, being hereinafter referred to as the "Administrators"). A majority of the Administrators acting upon a particular matter shall have no personal interest in the Option or matter with which they are concerned.

        Subject to the express provisions of the Plan, the Administrators may
(1) construe the respective stock option agreements and the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for administering the Plan, and (2) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option agreement in the manner and to the extent they shall deem expedient to carry it into effect and (3) constitute and appoint a person or persons selected by them to execute and deliver in the name and on behalf of the Administrators all such agreements, instruments and other documents.

6.      Eligibility; Grant of Options.
        ------------------------------

        Only persons who hold office as Directors of the Company and who are not otherwise employees of the Company or of any of its Subsidiaries may be granted an Option under this Plan. Each Director of the Company who is not otherwise an employee of the Company or any Subsidiary shall be granted an Option to acquire 2,000 shares under the Plan with respect to his election to office, and to each year that he continues to serve as a Director of the Company. Each such Director shall be entitled to receive an Option to acquire 2,000 shares under the Plan immediately after the annual meeting of the stockholders at which he is first elected, and an additional Option to acquire 2,000 shares immediately upon completion of each next successive year in office. A Director who assumes office at a time other than an annual meeting of stockholders shall be entitled to receive his initial Option to acquire 2,000 shares under the Plan immediately after the annual meeting of stockholders next following his assumption of office. For purposes of the Plan, a Director shall be considered to have completed a "year in office" on the date of each annual meeting of stockholders while he continues in office; provided, however, that if the interval between any two such annual meetings is greater than 395 days, a Director shall be considered to have completed a "year in office" for purposes of the Plan on the 395th day after the preceding year's annual meeting of stockholders, rather than on the date of the second of the two such annual meetings.

7.      The Option Price.
        -----------------

        The price payable upon exercise of an Option granted hereunder shall be the fair market value at the date of grant of the shares covered by the Option. For purposes of the Plan, if the Common Stock of the Company is listed for trading on the New York Stock Exchange (or any other registered stock exchange), the fair market value of the shares shall be equal to the last sale price for the Common Stock on such exchange on the trading day next preceding the date of grant of an Option.

        The Option exercise price shall be paid (1) in cash, (2) in shares of the Common Stock of the Company already owned by the person exercising the Option, or (3) in any combination of cash and of such shares. In the event that such shares are delivered to pay for all or a portion of the Option exercise price, they shall be valued at the last sale price for the Common Stock on the New York Stock Exchange (or other registered stock exchange) as reported on the date of delivery of the shares in exercise of the Option, and any shares delivered in payment of the Option exercise price shall be free and clear from all restrictions on transfer, claims or purchase rights, except as the Administrators may affirmatively allow.

8.      Nontransferability of Options.
       ------------------------------

        No Option granted under the Plan shall be encumbered, assigned, or otherwise transferred, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of an Optionee only by him.

9.      Duration of Options.
        --------------------

        Each Option shall expire not more than ten (10) years from its date of grant, but shall be subject to earlier termination:

        (a) in the event that the Optionee ceases to be a Director of the Company, an Option may thereafter be exercised by him only to the extent that under Section 10, the right to exercise the Option has accrued and is in effect, and only within the period of thirty
              (30) days after the Optionee ceases to be a Director; or
        (b) in the event that the Optionee dies while holding office as a Director or within the 30-day period described in paragraph
              (a), an Option granted to him may thereafter be exercised by his estate or by any person or persons who acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee, to the extent of the full number of shares covered by the Option, regardless of whether the Optionee at the time of this death was entitled to exercise the Option in full, but only within the period of ninety (90) days after his death.

10.     Time and Manner of Exercise.
        ----------------------------

        Options granted under the Plan shall not be exercisable for a period of six (6) months after their date of grant, but shall be immediately exercisable in full thereafter; provided, however, that (i) options may be exercised only during the periods beginning on the third business day following the date on which the Company releases for publication its annual or quarterly financial reports and ending on the twelfth business day following such date and (ii) no Option shall be exercisable after ten (10) years from the date on which it was granted.

        To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of shares with respect to which the Option is being exercised, and accompanied by payment in full for such shares in accordance with Section 7. There shall be no such exercise at any one time as to fewer than two hundred (200) shares or all of the remaining shares then purchaseable by the person or persons exercising the Option, if fewer than two hundred (200) shares. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal Massachusetts office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place or manner as may be agreed upon by the Company and the person or persons exercising the Option. Notwithstanding the foregoing, the Company may delay issuance of shares pursuant to an Option until the person exercising the Option has complied with all of the terms and conditions of the Plan and the applicable stock option agreement.

11.     Stock Option Agreement Required.
        --------------------------------

        Each Option granted under the Plan shall be evidenced by a written option agreement (the "Agreement") between the Company and the Optionee, in such form as the Administrators shall determine, which Agreements may but need not be identical, and which shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the Optionee agrees to continue to serve as a Director of the Company during the term for which he was elected, and that during such term he will not, without the written consent of the Company, directly or indirectly, accept employment from, or engage in any work or activities as an employee, officer, director, agent, consultant, partner, proprietor or principal stockholder for any other corporation, person or entity having business substantially competitive to the business in which the Company or its Subsidiaries are then engaged. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrators. No Option shall be granted within the meaning of the Plan, and no purported grant of any Option shall be effective, until such an Agreement shall have been duly executed on behalf of the Company and the Director to whom the Option is to be granted.

12.     Purchase for Investment; Rights of Holder of Subsequent
        -------------------------------------------------------
        Registration.
        -------------

        Unless the shares to be issued upon exercise of an Option have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares issued to him pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company shall take such action at its own expense and may require reasonable indemnity to the Company and its officers and Directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein, or caused by omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

13.     Listing of Option Stock.
        ------------------------

        So long as the Common Stock of the Company is listed on the New York Stock Exchange or any other stock exchange, the Company shall take necessary steps so that the shares to be issued upon exercise of an Option are listed by such exchange, or will be so listed, upon notice of issuance.

14.     Effect of Option.
        -----------------

        The grant of an Option shall not entitle the Optionee to have or claim any rights of a stockholder of the Company, whether as to dividends, voting rights or otherwise. Neither the grant of an Option nor the making of any Agreement under the Plan shall confirm upon the Optionee any right with respect to continuation of his Directorship, nor shall it affect or restrict the right of the Company or any assuming or succeeding Company to terminate such Directorship at any time.

15.     Termination, Suspension, Amendment or Modification of the
        ---------------------------------------------------------
        Plan.
        -----
        Unless sooner terminated as hereinafter provided, the Plan will terminate at the close of business on May 7, 2002.

        The Board may at any time terminate or suspend the Plan or make such modification or amendment thereof as it deems advisable, PROVIDED, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the Commonwealth of Massachusetts, (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of shares for which Options may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan. In no event, however, may any provision of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) of the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility and who may participate in the Plan, the amount and price of shares for which Options may be granted or the timing of awards), be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an Option previously granted to him.

16.     Merger, Consolidation or Sale of the Entire Business of the
        -----------------------------------------------------------
        Company.
        --------

        If before the expiration of the Plan, the Company shall merge with, consolidate in or with, or sell all or substantially all of its assets and business to another corporation or entity (other than a company or entity which continues under the control of the same persons who were the stockholders or owners of the Company immediately prior to the event), all Options then outstanding shall become subject to exercise in full as of the effective date of said transaction.

17.     Compliance with Applicable Laws and Regulations.
        ------------------------------------------------

        Upon exercise of any Option granted hereunder, the person exercising the Option shall file any and all reports required of him under the Securities Exchange Act of 1934, as amended, or otherwise.

                             IONICS, INCORPORATED
               65 GROVE STREET, WATERTOWN, MASSACHUSETTS 02172
               PROXY FOR ANNUAL MEETING TO BE HELD MAY 2, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints ARTHUR L. GOLDSTEIN and STEPHEN KORN, and each of them, as Proxies and attorneys-in-fact of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or any one if only one be present, to represent and to vote, as designated below, all the shares of the Common Stock of Ionics, Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act, at the Annual Meeting of Stockholders to be held at the The First National Bank of Boston Building, 100 Federal Street, Boston, Massachusetts 02110 on May 2, 1996 at 2:00 p.m. local time or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendation, just sign and date on the reverse side. You need not mark any boxes.

--------------------------------------------------------------------------------
 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign this Proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE                        With-  For All
                                       For    hold   Except
1.) Election of all four Class I       / /     / /     / /
    Directors listed below.

                DOUGLAS R. BROWN, SAMUEL A. GOLDBLITH,
                ARTHUR L. GOLDSTEIN AND CARL S. SLOANE

    Instructions: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the name of the nominee(s) in the list above.

RECORD DATE SHARES:


                                             ----------------------
Please be sure to sign and date this Proxy.  Date
-------------------------------------------------------------------



----Shareholder sign here---------------Co-owner sign here---------


                                               For    Against    Abstain
2.) Proposal to approve certain                / /      / /        / /
    amendments to 1986 Stock Option
    Plan for Non-Employee Directors.
                                               For    Against    Abstain
3.) Proposal to approve amendment to           / /      / /        / /
    1979 Stock Option Plan to increase
    number of shares available for
    issuance by 700,000.
                                               For    Against    Abstain
4.) Proposal to ratify selection of Coopers    / /      / /        / /
    & Lybrand L.L.P. as auditors for fiscal
    year ended December 31, 1996.

5.) To consider and act upon such other matters as may properly come before the meeting.


    Mark box at right if comments or address changes have          / /
    been noted on the reverse side.

================================================================================
DETACH CARD                                                          DETACH CARD

                             IONICS, INCORPORATED

        Dear Shareholder:

        Please take note of the important information enclosed with this Proxy Card. The matters to be voted upon are discussed in detail in the enclosed proxy materials.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Shareholders, May 2, 1996.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,


        IONICS, INCORPORATED